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                                                                   EXHIBIT 10.18

                                 FIRST AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

      THIS FIRST AMENDMENT is made and entered into as of the 31st day of December, 2004, by and between Littelfuse, Inc., a Delaware corporation (the "Company"), and Howard B. Witt (the "Executive");

                                   WITNESSETH:

      WHEREAS, the Company and the Executive have heretofore entered into an Employment Agreement dated August 8, 2003 (the "Employment Agreement");

      WHEREAS, the term of the Executive's employment with the Company under the Employment Agreement ends on December 31, 2004, at which time the Executive intends to retire;

      WHEREAS, the Employment Agreement provides that the Executive will not compete for a period of two years after his employment with the Company terminates; and

      WHEREAS, the Company and the Executive wish to extend the non-competition period for an additional two-year period, all upon the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto hereby agree as follows:

      1. The first sentence of Section 11.1 of the Employment Agreement is hereby amended in its entirety to read as follows:

            11.1. During the period that the Executive is employed by the Company and, unless the Executive terminates his employment for Good Reason or the Company terminates his employment other than for Cause, for a period of four years commencing January 1, 2005 (hereinafter said four-year period is referred to as the "Restrictive Period"), the Executive agrees that the Executive will not (i) own or have any interest, directly or indirectly, in, or act as an officer, director, employee, consultant, agent or representative of, or assist in any way or in any capacity, any Competitor (as such term is hereinafter defined); or (ii) directly or indirectly entice, induce or in any manner influence any person who is, or shall be, in the service of the Company or any of its Affiliates (as such term

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            is hereinafter defined) to leave such service for the purpose of owning or having any interest, directly or indirectly, in, or being employed by or associated with any Competitor.

      2. In consideration for the Executive agreeing to extend the non-competition period under his Employment Agreement for an additional two years, the Company agrees to pay to the Executive Two Hundred Thousand Dollars ($200,000) on or before January 15, 2005.

      3. Except as specifically amended hereby, the Employment Agreement shall remain unchanged and continue in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed the First Amendment as of the day and year first above written.

LITTELFUSE, INC.

By      /s/ Philip Franklin                             /s/ Howard B. Witt
   ----------------------------                       --------------------------
   Its  Vice President                                  Howard B. Witt
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